                NEWS RELEASE

Contacts:                 KLX Energy Services
Geoffrey C. Stanford, SVP, CAO & Interim CFO
(832) 930-8066
IR@klx.com

Dennard Lascar Investor Relations
Ken Dennard / Natalie Hairston
(713) 529-6600
KLXE@dennardlascar.com

KLX Energy Services Announces Completion of Subscription Rights Offering

HOUSTON, TX – September 30, 2026 – KLX Energy Services Holdings, Inc. (NASDAQ: KLXE) (“KLX” or the “Company”) announced today that, on September 29, 2026, it completed its previously announced subscription rights offering (the “Rights Offering”), which expired at 5:00 p.m., New York City time, on September 23, 2026, and closed the Backstop Exchange (as defined below). Pursuant to the terms of the Rights Offering, 24,975,001 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), were purchased pursuant to the exercise of subscription rights at the subscription price of $1.49 per whole share (the “Subscription Price”) for gross proceeds of $37.2 million to the Company. Of the $37.2 million gross cash proceeds from the Rights Offering, the Company expects to use $31.0 million for general corporate purposes, including to pay fees and expenses in connection with the Rights Offering, and $6.2 million to redeem the 2030 Notes (as defined below) at par, plus accrued and unpaid interest. After giving effect to the Rights Offering and the Backstop Exchange, the Company expects to have 105,677,168 shares of Common Stock issued and outstanding. In connection with the Backstop Exchange, the outstanding principal amount of the 2030 Notes will be reduced by $94.0 million as a result of the combination of par redemptions from excess proceeds in the Rights Offering and the exchange of 2030 Notes for Common Stock in the Backstop Exchange.

The Rights Offering was backstopped by the existing holders (the “Backstop Parties”) of the Company’s Senior Secured Floating Rate Cash / PIK Notes due 2030 (the “2030 Notes”) in an aggregate backstop commitment amount of $94.0 million pursuant to a Rights Offering Backstop Agreement (the “Backstop Agreement”), which will be reduced to $87.8 million as a result of $6.2 million of 2030 Notes redeemed with Rights Offering proceeds, with each individual Backstop Party subject to an aggregate 30% ownership limitation on a pro forma fully diluted basis. The Backstop Parties committed to purchase their respective backstop commitment amounts through an exchange of their 2030 Notes (at 100% of the principal amount thereof plus accrued and unpaid interest) for shares of Common Stock at the Subscription Price (the “Backstop Exchange”). An aggregate of 59,273,445 shares of Common Stock will be issued to the Backstop Parties in the Backstop Exchange. In connection with the closing of the Backstop Exchange, the Company entered into an amended and restated indenture governing the 2030 Notes.

Subscription rights holders who have participated in the Rights Offering should expect to see the shares of Common Stock issued to them in uncertificated book-entry form. Any excess subscription payments received by Computershare Trust Company, N.A. (the “Subscription Agent”) will be returned by the Subscription Agent to such subscription rights holder via check without interest or deduction.

The Rights Offering was made pursuant to the Company’s existing effective shelf registration statement on Form S-3 (Reg. No. 333-295905) on file with the Securities and Exchange Commission (the “SEC”) and the prospectus supplement (and the accompanying base prospectus) filed with the SEC on August 24, 2026 (collectively, the “Prospectus”). Additional information regarding the Rights Offering is set forth in the Prospectus.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any of the subscription rights, Common Stock or any other securities, nor will there be any sale of the subscription rights, Common Stock or any other securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

About KLX Energy Services Holdings, Inc.

KLX is a growth-oriented provider of diversified oilfield services to leading onshore oil and natural gas exploration and production companies operating in both conventional and unconventional plays in all of the active major basins throughout the United States. The Company delivers mission critical oilfield services focused on drilling, completion, production, and intervention activities for technically demanding wells from over 60 service and support facilities located throughout the United States. KLX’s complementary suite of proprietary products and specialized services is supported by technically skilled personnel and a broad portfolio of innovative in-house manufacturing, repair and maintenance capabilities. More information is available at www.klx.com.

Cautionary Statement Regarding Forward-Looking Statements

This release and the documents to which the Company refers you to in this release, as well as oral statements made or to be made by the Company, include certain “forward-looking statements” within the meaning of, and subject to the safe harbor created by, the Private Securities Litigation Reform Act of 1995 and other federal securities laws, which are referred to as the safe harbor provisions, with respect to the transactions described herein, the businesses, strategies and plans of the Company and its expectations relating to its future financial condition and performance. Statements included in this release that are not historical facts are forward-looking statements, including, without limitation, statements about the Company’s beliefs and expectations regarding the Rights Offering, including the use of proceeds therefrom, and the Backstop Exchange. Words such as “believe,” “expect,” “plan,” “intend,” “anticipate,” “estimate,” “predict,” “forecast,” “potential,” “project,” “continue,” “may,” “might,” “should,” “could,” “would,” “will” or the negative thereof and similar expressions are intended to identify such forward-looking statements that are intended to be covered by the safe harbor provisions.

Any forward-looking statements in this release and the information incorporated by reference in this release reflect our current views with respect to future events or to our future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by these forward-looking statements. Factors that may cause actual results to differ materially from current expectations include, among other things, prevailing market conditions, as well as, without limitation, those risks described under the heading “Risk Factors” in our most recent Annual Report on Form 10-K filed with the SEC, as supplemented by our Quarterly Reports on Form 10-Q or our Current Reports on Form 8-K, and discussed elsewhere in this release, and the information incorporated by reference in this release. Given these uncertainties, you should not place undue reliance on these forward-looking statements.

All subsequent written or oral forward-looking statements attributable to the Company or any person acting on behalf of the Company are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. The Company is not under any obligation, and the Company expressly disclaims any obligation, to update, alter, or otherwise revise any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise, except as may be required by law.

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